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                                                                    EXHIBIT 12-1

CKE RESTAURANTS, INC. AND SUBSIDIARIES
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                    Fiscal Year Ended January 31,
                                                                   -------------------------------------------------------------
(Dollars in thousands)                                               2004         2003         2002         2001         2000
                                                                   ---------    ---------    ---------    ---------    ---------

EARNINGS BEFORE FIXED CHARGE:
      Income (loss) before income taxes, discontinued
        operations and cumulative effect of accounting change
        for goodwill                                               $ (43,927)   $  17,878    $ (84,540)   $(205,264)   $ (47,460)
      Fixed Charges                                                   70,318       69,363       81,375      103,719       92,389
                                                                   ---------    ---------    ---------    ---------    ---------
                                                                   $  26,391    $  87,241    $  (3,165)   $(101,545)   $  44,929
                                                                   =========    =========    =========    =========    =========



FIXED CHARGES:
      Interest expense                                             $  39,991    $  39,954    $  53,937    $  70,541    $  63,283
      Interest component of rent expensed (1)                         30,327       29,409       27,438       33,178       29,106
                                                                   ---------    ---------    ---------    ---------    ---------
                                                                   $  70,318    $  69,363    $  81,375    $ 103,719    $  92,389
                                                                   =========    =========    =========    =========    =========
Ratio of earnings to fixed charges (2)                                    --          1.3           --           --           --
                                                                   =========    =========    =========    =========    =========





(1)  Calculated as one-third of total rent expense.

(2) Earnings were insufficient to cover fixed charges for the years ended January 31, 2004, 2002, 2001 and 2000 by $43,927, $84,540, $205,264 and
     $47,460, respectively.